UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2014

Willis Group Holdings Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	000-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (44) (20) 3124 6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2014, Willis Securities, Inc. (“Willis Securities”), a wholly-owned indirect subsidiary of Willis Group Holdings Public Limited Company (“Willis”) and the United States operating company of Willis Capital Markets & Advisory, entered into (i) a Joinder Agreement (the “Joinder”) with SunTrust Bank PLC, as administrative agent (“Administrative Agent”), and the lenders party thereto and (ii) a First Amendment to Revolving Note and Cash Subordination Agreement (the “Amendment”, and together with the Joinder, the “Amendment Agreements”) with the Administrative Agent and the lenders party thereto, which amends that certain Revolving Note and Cash Subordination Agreement dated as of March 3, 2014 (the “Credit Agreement”) with the Administrative Agent and the lenders party thereto. Pursuant to the Credit Agreement, the lenders named therein provided Willis Securities with a $300 million revolving note facility (the “Credit Facility”), which was available for drawing from March 3, 2014 through March 3, 2015 (the “Original Credit Period”). The aggregated unpaid principal amount of all advances was to be repaid on or before March 4, 2016 (the “Original Repayment Date”).

Under the terms of the Amendment Agreements, among other things, all of the lenders under the Credit Facility agreed to extend the end date of the Original Credit Period to April 28, 2015 and extend the Original Repayment Date to April 28, 2016. In connection with the Joinder, Willis Securities requested and received commitments from certain lenders for additional revolving credit loans of $100 million (the “Incremental Revolving Commitments”), and, consequently, the total available commitments under the Credit Facility were increased to $400 million. Proceeds of the loans made from the Incremental Revolving Commitments will be available for regulatory capital purposes related to securities underwriting only, which will allow Willis Securities to meet or exceed capital requirements of regulatory agencies, self-regulatory agencies, exchanges and their clearinghouses, including the Financial Industry Regulatory Authority (“FINRA”; collectively, the “Regulatory Authorities”). Accordingly, the Credit Agreement is on terms consistent with the subordination requirements and in compliance with the regulations imposed by the relevant Regulatory Authorities in order to be included as regulatory capital.

There were no changes to the interest rates or ongoing fees payable with respect to the Credit Facility as a result of the Amendment Agreements. Borrowings under the Credit Facility continue to be subject to the conditions precedent that, among other things, include the accuracy and completeness in all material respects of all representations and warranties in the loan documentation and that no default under the Credit Facility shall exist, or would result from such borrowing or the application of the proceeds thereof. There were no changes to the prepayments provisions, affirmative covenants or negative covenants for the Credit Facilities as a result of the Amendment Agreements.

The descriptions of the Credit Agreement and the Amendment Agreements do not purport to be complete and are qualified in their entirety by reference to the Joinder and the Amendment, copies of which are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference. A copy of the Credit Agreement is attached as Exhibit 10.1 to the Current Report on Form 8-K filed by Willis on March 4, 2014 and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation.

The disclosure under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Joinder Agreement, dated as of April 28, 2014, among Willis Securities, Inc., SunTrust Bank, as administrative agent, and the lenders party thereto.

10.2	First Amendment to Revolving Note and Cash Subordination Agreement, dated as of April 28, 2014, among Willis Securities, Inc., SunTrust Bank, as administrative agent, and the lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2014	WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

	By:	/s/ Adam L. Rosman
Adam L. Rosman
Group General Counsel

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